Exhibit 99.3

IFRESH, INC.

RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER

WHEREAS: Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 6 of the Amended and Restated By-laws (the “Bylaws”) of iFresh, Inc., a Delaware corporation (the “Company”), provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;

WHEREAS: Section 141(k) of the DGCL provides in relevant part that “[a]ny director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors” and the Amended and Restated Certificate of Incorporation of the Company and the Bylaws contain no provisions for a classified board or cumulative voting;

WHEREAS: and Article III, Section 12 of the Bylaws provides that “[s]ubject to any provisions of applicable law, any or all of the directors may be removed by vote of the stockholders[;]”

WHEREAS: Sections 223(a) and 223(d) of the DGCL provides that rights with respect to filling vacancies of the board of directors of the Company (the “Board”) may be provided for in the Bylaws;

WHEREAS: Article III, Section 3 of the Bylaws currently provides that “[v]acancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders[;]”

WHEREAS: Article IX, section 1 of the Bylaws currently provides that “[t]hese by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by a resolution adopted by a majority of the whole board of directors at any regular or special meeting of the board. The stockholders shall have authority to change or repeal any by-laws adopted by the directors[;]”

WHEREAS: Section 109(a) of the DGCL provides in relevant part that “the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote” and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company’s stockholders’ power to amend the Bylaws;

WHEREAS: It is deemed necessary and desirable to amend the Bylaws to provide that any and all vacancies on the Board shall be filled by stockholders owning a majority of stock entitled to vote generally in the election of directors;

WHEREAS: It is deemed necessary and desirable to remove Long Deng, Mark Fang as directors of the Company; and

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WHEREAS: It is deemed necessary and desirable to fill all of the vacancies on the Board resulting from the removal of Long Deng and Mark Fang with Qiang Ou and Jiandong Xu.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, effective immediately, Article III, Section 3 of the Bylaws be, and the same hereby is deleted in its entirety and replaced with the following:

“Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation then outstanding (other than Common Stock), vacancies in the board of directors occurring as a result of (i) stockholder action to remove directors or to increase the number of authorized directors or (ii) for any other reason shall be filled only by the affirmative vote of the holders of record of the outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and shall not be filled by the board of directors; provided that in the case of a vacancy referred to in clause (ii) above, such vacancy may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, if not filled by stockholder action within thirty days of the occurrence of such vacancy. The directors so chosen shall hold office until their death, resignation or removal or until their successors are duly elected and qualified.”

RESOLVED FURTHER: that, effective immediately after the effectiveness of the foregoing resolution amending Article III, Section 3 of the Bylaws, Long Deng and Mark Fang are hereby removed, without cause, as directors of the Company pursuant to Article III, Section 12 of the Bylaws;

RESOLVED FURTHER: that, effective immediately after the effectiveness of the foregoing resolution removing certain directors, Qiang Ou and Jiandong Xu are hereby appointed and elected as directors of the Company pursuant to Article III, Section 3 of the Bylaws, as hereby amended, to serve until their death, resignation or removal or until their successors are duly elected and qualified;

RESOLVED FURTHER: that, effective immediately, any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after January 12, 2021, be, and the same hereby is, repealed.

RESOLVED FURTHER, that this special corporation action may be executed in counterparts, all of which if taken together shall constitute one original document.

[Signature Page Follows]

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Stockholder Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Resolutions Adopted By Written Consent of Stockholder for the purpose of consenting thereto as of January 12. 2021. By extorting this Signature Page. the undersigned hereby represents and warrants that the undersigned beneficially owns (with the sole power to time and dispose of same) the number of shares of Common Stock set forth below. including the number of shares of Common Stock held of record by such Stockholder set forth below.

HK Xu Ding Co., Limited

Number of shares of Common beneficially owned by the Stockholder (including 8,294,989 shares of Common Stock held of record by such Stockholder):

By: /s/ Lin Wang

Name: Lin Wang

Title: Sole Director

Date: January 12, 2021

/s/ Dengrong Zhou
Dengrong Zhou
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 1,031,679 shares of Common Stock held of record by such Stockholder):

/s/ Qiang Ou
Qiang Ou
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 751,488 shares of Common Stock held of record by such Stockholder):

/s/ Hao Huang
Hao Huang
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 1,540,949 shares of Common Stock held of record by such Stockholder):

/s/ Kairui Tong
Kairui Tong
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 2,311,423 shares of Common Stock held of record by such Stockholder):

/s/ Fei Zhang
Fei Zhang
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 4,532,668 shares of Common Stock held of record by such Stockholder):

/s/ Meng Liu
Meng Liu
Date: January 12, 2021
Number of shares of Common beneficially owned by the Stockholder (including 503,630 shares of Common Stock held of record by such Stockholder):

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Attorney Attestation

“IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER”

This is to certify that the "IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER" dated January 12, 2021 is signed by Lin Wang herself. The signature is genuine and reliable.

Hereby certify.

Attorney Name: Huang Zhiwei

/s/ Huang Zhiwei

Title: Attorney

Tel: 086-137 3815 6754

Email: huangzhiwei@tclawfirm.com

Attorney License Number: 13301201910081159

Date: January 12, 2021

Attorney Name: Chang Lu

/s/ Chang Lu

Title: Attorney

Tel: 086-132 8218 7923

Email: changlu@tclawfirm.com

Attorney License Number: 13301201911142228

Date: January 12, 2021

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Attorney Attestation

“IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER”

This is to certify that the "IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER" dated January 12, 2021 is signed by Hao Huang himself. The signature is genuine and reliable.

Hereby certify.

Attorney Name: Andi Lin	Attorney Name: Wei Tong

/s/Andi Lin	/s/Wei Tong

Title: Attorney	Title: Attorney

Tel: 13277151189	Tel: 17507240712

Email: 857766979@qq.com	Email: 758870058@qq.com

Attorney License Number: 14212201810036266	Attorney License Number: 14212201810036266

Date: January 12, 2021	Date: January 12, 2021

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Attorney Attestation

“IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER”

This is to certify that the "IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER" dated January 12, 2021 is signed by Kairui Tong himself. The signature is genuine and reliable.

Hereby certify.

Attorney Name: Andi Lin	Attorney Name: Wei Tong

/s/Andi Lin	/s/Wei Tong

Title: Attorney	Title: Attorney

Tel: 13277151189	Tel: 17507240712

Email: 857766979@qq.com	Email: 758870058@qq.com

Attorney License Number: 14212201810036266	Attorney License Number: 14212201810036266

Date: January 12, 2021	Date: January 12, 2021

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Attorney Attestation

“IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER”

This is to certify that the "IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER" dated January 12, 2021 is signed by Fei Zhang himself. The signature is genuine and reliable.

Hereby certify.

Attorney Name: Andi Lin	Attorney Name: Wei Tong

/s/Andi Lin	/s/Wei Tong

Title: Attorney	Title: Attorney

Tel: 13277151189	Tel: 17507240712

Email: 857766979@qq.com	Email: 758870058@qq.com

Attorney License Number: 14212201810036266	Attorney License Number: 14212201810036266

Date: January 12, 2021	Date: January 12, 2021

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Attorney Attestation

“IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER”

This is to certify that the "IFRESH, INC. RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDER" dated January 12, 2021 is signed by Meng Liu herself. The signature is genuine and reliable.

Hereby certify.

Attorney Name: Andi Lin	Attorney Name: Wei Tong

/s/Andi Lin	/s/Wei Tong

Title: Attorney	Title: Attorney

Tel: 13277151189	Tel: 17507240712

Email: 857766979@qq.com	Email: 758870058@qq.com

Attorney License Number: 14212201810036266	Attorney License Number: 14212201810036266

Date: January 12, 2021	Date: January 12, 2021

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